EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended March 29, 2013

Current Month				Rolling Performance*				Rolling Risk Metrics* (Apr 2008 – Mar 2013)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	0.4%	1.2%	-0.2%	-5.0%	-4.1%	-3.7%	2.0%	-3.7%	10.7%	-23.6%	-0.3	-0.5
B**	0.4%	1.2%	-0.4%	-5.6%	-4.7%	-4.3%	N/A	-4.3%	10.7%	-25.7%	-0.4	-0.5
Legacy 1***	0.5%	1.4%	0.3%	-2.8%	-2.1%	N/A	N/A	-3.2%	10.8%	-18.4%	-0.2	-0.4
Legacy 2***	0.5%	1.4%	0.3%	-3.1%	-2.4%	N/A	N/A	-3.5%	10.7%	-18.9%	-0.3	-0.4
Global 1***	0.5%	1.5%	0.5%	-2.2%	-2.7%	N/A	N/A	-4.0%	10.3%	-17.7%	-0.3	-0.5
Global 2***	0.5%	1.4%	0.4%	-2.5%	-2.9%	N/A	N/A	-4.3%	10.2%	-18.7%	-0.4	-0.5
Global 3***	0.5%	1.3%	0.0%	-4.1%	-4.6%	N/A	N/A	-6.0%	10.2%	-24.0%	-0.6	-0.7

S&P 500 Total Return Index****	0.8%	3.8%	10.6%	14.0%	12.7%	5.8%	8.5%	5.8%	18.9%	-46.4%	0.4	0.4
Barclays Capital U.S. Long Gov Index****	0.4%	-0.1%	-2.3%	7.4%	12.4%	8.3%	7.2%	8.3%	13.3%	-12.3%	0.7	1.1
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	30%					29%
Energy	11%	Long	Crude Oil	3.9%	Long	10%	Long	Crude Oil	3.9%	Long
			Natural Gas	3.8%	Long			Natural Gas	3.7%	Long
Grains/Foods	12%	Short	Sugar	2.8%	Short	12%	Short	Sugar	2.7%	Short
			Coffee	2.0%	Long			Coffee	1.9%	Long
Metals	7%	Short	Copper	2.2%	Short	7%	Short	Copper	2.2%	Short
			Gold	2.0%	Short			Gold	2.0%	Short
FINANCIALS	70%					71%
Currencies	21%	Long $	Australian Dollar	4.3%	Long	23%	Long $	Australian Dollar	4.2%	Long
			British Pound	2.7%	Short			Japanese Yen	2.7%	Long
Equities	23%	Long	S&P 500	3.2%	Long	23%	Long	S&P 500	3.0%	Long
			FTSE Index	1.9%	Long			FTSE Index	1.9%	Long
Fixed Income	26%	Long	Bunds	4.7%	Long	25%	Long	Bunds	4.5%	Long
			U.S. 10-Year Treasury Notes	4.1%	Long			U.S. 10-Year Treasury Notes	4.0%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil prices rose, propelled higher by strong U.S. housing data and by reports of increased demand for U.S. durable goods.  Natural gas markets rallied to a new 18-month high as forecasts for cold temperatures and power outages in key U.S. power plants supported higher prices.

Grains/Foods
Grains markets sold off sharply due to U.S. Department of Agriculture reports which showed large increases in U.S. supply estimates.  Cotton markets finished higher, breaking recent downtrends, after Chinese officials forecasted strong cotton demand in the near-future.   Cocoa prices also moved higher, driven by beliefs global demand will continue to outpace production.

Metals
Copper markets declined to a 7-month low amidst concerns new financial regulations in China would weigh on industrial demand.  Disappointing weekly U.S. jobless estimates also put pressure on base metals prices.  Gold prices experienced modest declines as a strong U.S. dollar caused investors to liquidate dollar-hedging gold positions.

Currencies
The euro fell sharply against counterparts due to ongoing concerns surrounding the financial situation in Cyprus and renewed political instability in Italy.  The U.S. dollar strengthened because of increased demand caused by a weak euro and better-than-expected consumer spending and housing data.  In Asia, the Japanese yen rose modestly as comments from the Bank of Japan Governor failed to provide new details about ongoing quantitative easing initiatives.

Equities
European equity markets finished lower, under pressure from renewed concerns surrounding the Eurozone’s economic recovery fostered by events in Italy and Cyprus.  Asian and North American share prices predominantly rose due to upbeat data from the U.S. and Japan.

Fixed Income
U.S. Treasury and German Bund markets rallied due to increased safe-haven demand caused by weak employment estimates in the U.S. and a larger-than-expected drop in domestic consumer confidence for March.  The ongoing situations in Italy and Cyprus also provided support to fixed-income prices.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.